UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2008

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on March 7, 2008.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2006. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: February 2008

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through January 29, 2008. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Asset Management and Advisory Business

1.              What’s been driving the growth in the fee-based businesses (assets under management for managed portfolios, retirement accounts, and advisement for investment consulting)?  How much of the growth has been market appreciation versus new clients/net inflows from existing clients?

The growth in our fee-based assets in all three areas has been driven by new inflows from existing clients, although market appreciation has also contributed to asset growth. The table below shows total returns for Morningstar’s U.S. Market Index, a broad market benchmark, versus the asset increases for Morningstar Managed Portfolios, managed retirement accounts, and Investment Consulting. In all three areas, the growth in assets has been substantially higher than overall market appreciation.

% increase for year to date through
September 30, 2007

Morningstar U.S. Market Index	10.8%

Morningstar Managed Portfolios	37.5%

Managed retirement accounts	77.8%
(including Morningstar Associates and Ibbotson Associates)

Investment Consulting	92.0%
(including Morningstar Associates and Ibbotson Associates)

2.              Do the fee-based businesses have higher margins than their respective segment operating margins?

Yes. We don’t disclose operating margins at the product level, but it would be fair to say that our fee-based businesses generally have higher margins.

Compensation Expense

3.              How much of your operating expense is compensation costs?

Our business relies heavily on human capital, so compensation costs typically make up the largest component of our operating expense.

Changes to Discuss Area of Morningstar.com

4.              The changes made last year to the Discuss area of Morningstar.com seem to have caused a drop-off in the number of messages posted there.  What effect has this had on advertising revenues and on the sale of premium memberships?

We introduced a number of new features in the Discuss area of Morningstar.com in September 2007 that were designed to improve users’ experience and encourage growth in our community. Any product enhancements or changes from the status quo can cause heated reactions from a vocal minority (both positive and negative), and we did experience a temporary drop-off in the number of page views to this area. More recently, however, the number of page views to this area has been slightly higher than the comparable number a year ago. We haven’t seen an impact on advertising revenue or Premium membership sales.

Financial Statements for Morningstar Japan K.K.

5.               How may I access annual and interim reports in English for Morningstar Japan K.K. (in Osaka ticker 4765)? I gather we retain a substantial minority stake in the company and its activities may affect the US corporate MORN reputation.

Morningstar, Inc. owns approximately 35% of the outstanding shares of Morningstar Japan K.K. We include information on our investment in Morningstar Japan K.K. and our investments in other unconsolidated entities in our financial statements and in the accompanying notes. Because Morningstar Japan K.K. is incorporated and publicly traded in Japan, its financial statements aren’t generally available in English. However, you may be able to obtain English language versions of Morningstar Japan K.K.’s financial statements by contacting Morningstar Japan directly at mstar@morningstar.co.jp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 1, 2008	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer